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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 29, 2000, except as to the exchange of shares which is as of June 21, 2000, relating to the consolidated financial statements of Charles River Laboratories International, Inc., as of
December 25, 1999 and December 26, 1998 and for each of the three years in the period ended December 25, 1999, which appear in Charles River Laboratories International, Inc.'s Registration Statement on Form S-1 (File No. 333-35524).

PricewaterhouseCoopers LLP
June 23, 2000